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                    RESTATED CERTIFICATE OF INCORPORATIION

                                      OF
                             CRW ACQUISITION CORP.


     CRW Acquisition Corp., a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on April 29, 1996, HEREBY CERTIFIES that this Restated Certificate of Incorporation restating, integrating, and amending its certificate of Incorporation was duly proposed by its Board of Directors and adopted by its stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL").

           1.  Corporate Name.  The name of the corporation shall be
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TeleSpectrum Worldwide Inc.

           2.  Registered Office.  The address of the corporation registered
               ------------------
office is 1209 Orange Street, in the City of Wilmington, County of New Castle. the name of its registered agent at such address is The Corporation Trust Company.

           3.  Corporate Purpose.  The nature of the business or purposes to be
               ------------------
conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the GCL.

           4.  Capital Stock.
               --------------

             A.  Authorized Shares.  The total number of shares of all classes
                 -----------------
of stock which the corporation shall have the authority to issue is 205,000,000 of which 200,000,000 sharess are Common Stock, $.01 par value, and 5,000,000 shares are Preferred Stock, $.01 par value.

             B.  Authority of Board to Fix Terms of Preferred Stock.  The Board
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of Directors of the corporation is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qulifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and to the fullest extent as may now or hereafter be permitted by the GCL. including, without limiting the generality of the foregoing, the authority to provide that any such class or series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative at such
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rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or other securities or property, of the corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of such class or series which shall be issued and thereafter acquired by the corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued and undesignated Preferred Stock.

           5.  Bylaws.  The Board of Directors is expressly authorized from
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time to time to make, alter or repeal the bylaws of the corporation.

           6.  Board of Directors.
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           A.  Responsibilities.  The business and affairs of the Corporation
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shall be managed under the direction of the Board of Directors.

           B.  Number.  The Board of Directors may increase or decrease the
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number of directors by the affirmative vote of one-half of the entire Board of
Directors.

           C.  Elections of Directors.  Elections of directors need not be by
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written ballot unless the bylaws of the Corporation shall so provide.

           D.  Nominations for Directors.  Only persons who are nominated in
               --------------------------
accordance with the procedures established in the bylaws shall be eligible for election as directors.

           E.  Vacancies.  Vacancies and newly created directorships may be
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filled by the Board of Directors.

           7.  Indemnification.
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            A. The corporation shall indemnify to the fullest extent permitted under and in accordance with the GCL, as it exists as the date hereof or as it may hereafter be amended, any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was a director or officer of the corporation serving (or who has agreed to serve) at the request of the corporation as a director, officer, trustee, employee or agent of or in any other capacity with respect to another corporation, partnership, joint venture, trust or other enterprise (in any of the foregoing capacities, a

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"Representative of the corporation"), or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify to the same extent any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any such action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was an employee or agent of the corporation serving (or who has agreed to serve) at the request of the corporation as a Representative of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

           B. Expenses (including attorney fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the corporation) or may (in the case of any action, suit or proceeding against an employee, agent or Representative of the corporation) be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

           C. The indemnification and other rights set forth in this Article shall not be exclusive of any provisions with respect thereto in the bylaws or any other contract or agreement between the corporation and any officer, director, employee or agent or Representative of the corporation, and shall inure to the benefit of the estate or personal representative of any person indemnified hereunder.

           D. Neither the amendment nor repeal of Section A, B, or C of this Article nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with such Section A, B or C shall eliminate or reduce the effect of Sections A, B and C of this Article in respect of any matter arising or relating to any actions or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter that would have given rise to a right of indemnification or right to receive payments of expenses pursuant to Section A, B or C of this Article if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

           E. No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the GCL or any amendment thereof or successor provision thereto, or (b) shall be liable because, in addition to any and all other requirements for liability, he:

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               (1)  shall have breached his duty of loyalty to the corporation or its stockholders;

               (2) shall not have acted in good faith or, in failing to act, shall have failed so to act not in good faith;

               (3) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

               (4)  shall have derived an improper personal benefit.

If the GCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Neither the amendment nor repeal of this Section E nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Section E shall eliminate or reduce the effect of this Section E in respect of any matter arising or relating to any actions or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

           8.  Unanimous Consent of Stockholders in Lieu of Meeting.  Any action
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required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote to take such action at any annual or special meeting of stockholders of the corporation and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings or meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to unless, within 60 days of the earliest dated consent delivered in the manner required in this section to the corporation, written consents signed by the holders of all of the outstanding stock entitled to vote to take such action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

           9.  Amendments.  The corporation reserves the right to amend, alter,
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change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     IN WITNESS WHEREOF, CRW Acquisition Corp. has caused this Certificate to be signed on this 22nd day of May, 1996 in its name and attested by duly authorized officers.

ATTEST:                                   CRW ACQUISITION CORP.


- -----------------------                   By:  --------------------
Name: John E. Parker                      Name:   Jonathan P. Robinson
                                          Title:  Secretary